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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 20, 2001

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                            0-19903                        77-0294597
(State or other jurisdiction       (Commission File Number)                (IRS Employer
of incorporation)                                                       Identification No.)

                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 282-3000




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ITEM 5. OTHER EVENTS.

      On August 20, 2001, Metricom, Inc., Metricom Finance, Inc., Metricom New York, L.L.C., Metricom Investments DC, Inc., Metricom DC, L.L.C., debtors-in-possession, in chapter 11 case nos. 01-53291, 01-53297, 01-53302, 01-53301 and 01-53300 (Jointly Administered), filed a monthly operating report for the month of July 2001 with the United States Bankruptcy Court for the Northern District of California in San Jose, California, a copy of which is filed herewith as Exhibit 99.1.

      In addition, on August 30, 2001, Metricom announced that, on August 29, 2001, it received an additional Nasdaq staff determination letter indicating that, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, it was not in compliance with marketplace rules, as required for continued listing on The Nasdaq Stock Market. The press release announcing the receipt of such notification from Nasdaq is attached hereto as Exhibit 99.2.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (c)    Exhibits.


                      EXHIBIT NO.    DESCRIPTION
                      ----------     ------------
                      99.1           Chapter 11 Monthly Operating Report for July 2001 filed
                                     by Metricom, Inc.,  Metricom Finance, Inc., Metricom New
                                     York, L.L.C., Metricom Investments DC, Inc., Metricom
                                     DC, L.L.C., debtors-in-possession, in chapter 11 case
                                     nos. 01-53291, 01-53297, 01-53302, 01-53301 and 01-53300
                                     (Jointly Administered), filed with the United States
                                     Bankruptcy Court for the Northern District of California
                                     in San Jose, California.
                      99.2           Press Release of Metricom, Inc., dated as of August 30,
                                     2001.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      METRICOM, INC.


Date:  September 4, 2001                     By:    /s/ Dale W. Marquart
                                                ------------------------
                                             Dale W. Marquart
                                             Senior Vice President and General
                                             Counsel




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